APPENDIX A

This Appendix A, amended and restated as of [          ], 2010, is the Appendix A to that certain Custodian Services Agreement dated July 25, 2008 between PFPC Trust Company and each Fund listed below.

Name of Fund	Type of Fund	Form/Jurisdiction of Fund
WELLS FARGO MULTI-STRATEGY 100 MASTER FUND I, LLC	Closed-end, registered investment company under the 1940 Act (Master Fund)	Delaware liability company
WELLS FARGO MULTI-STRATEGY 100 FUND I, LLC	Closed-end, registered investment company under the 1940 Act (Feeder Fund)	Delaware liability company
WELLS FARGO MULTI-STRATEGY 100 TEI FUND I, LLC	Closed-end, registered investment company under the 1940 Act (TEI Feeder Fund)	Delaware liability company
WELLS FARGO MULTI-STRATEGY 100 TEI FUND I, LDC.	Unregistered fund (Pass-Through for TEI Feeder Fund)	Cayman Islands limited duration company
WELLS FARGO MULTI-STRATEGY 100 FUND A, LLC	Closed-end, registered investment company under the 1940 Act (Feeder Fund)	Delaware liability company
WELLS FARGO MULTI-STRATEGY 100 TEI FUND A, LLC	Closed-end, registered investment company under the 1940 Act (TEI Feeder Fund)	Delaware liability company
WELLS FARGO MULTI-STRATEGY 100 TEI FUND A, LDC	Unregistered fund (Pass-Through for TEI Feeder Fund)	Cayman Islands limited duration company

Accepted:

PFPC TRUST COMPANY

By:
Name:	Edward A. Smith, III
Title:	Vice President and Senior Director

WELLS FARGO MULTI-STRATEGY 100 FUND A, LLC

By:	/s/ Eileen Alden
Name:	Eileen Alden
Title:	Treasurer

WELLS FARGO MULTI-STRATEGY 100 TEI FUND A, LLC

By:	/s/ Eileen Alden
Name:	Eileen Alden
Title:	Treasurer

WELLS FARGO MULTI-STRATEGY 100 TEI FUND A, LDC

By:	/s/ Eileen Alden
Name:	Eileen Alden
Title:	Treasurer